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                                                                  Exhibit 23.





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Norwest Corporation:



We consent to incorporation by reference of our report dated January 19, 1994 relating to the consolidated balance sheets of Norwest Corporation and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 1993, which report appears in the December 31, 1993, Form 10-K of Norwest Corporation, in the following Registration Statements of Norwest
Corporation: Nos. 2-95331, 33-10820, 33-11438, 33-21484, 33-21485, 33-
35162, 33-38767, 33-42198, 33-50305, 33-50307, 33-50309 and 33-50311 on
Form S-8, Nos. 33-38013 (Post-effective Amendment No. 1 on Form S-8) and Nos. 33-1387, 33-12520, 33-13865, 33-38458 and 33-38806 on Form S-3 and
No. 33-57904 on Form S-4.



By /s/ KPMG Peat Marwick
   KPMG Peat Marwick

Minneapolis, Minnesota
March 8, 1994

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